SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BUSINESSWAY INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	98-0215778
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1480 Rue Bégin Saint-Laurent, Quebec, Canada (Address of Principal Executive Offices)	H4R 1X1 (Zip Code)

Non-Qualified Stock Option Plan

(Full Title of the Plan)

(name, address and telephone number of agent for service)	(with copies to)
Faris Heddo 1480 Rue Bégin, Saint-Laurent, Quebec, Canada H4R 1X1	Bernard Pinsky Clark, Wilson, Barristers And Solicitors #800 - 885 West Georgia Street Vancouver, BC Canada V6C 3H1 (604) 687-5700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value $0.001	3,300,000	$0.04 (2)	$132,000(2)	$31.55

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Non-qualified Stock Option Plan described herein.

  Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on June 17, 2002 as reported on the OTC Bulletin Board.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is filed by BusinessWay International Corporation (the "Registrant" or "Company"), a Florida corporation, to register 3,300,000 additional shares of the Company's common stock, $0.001 par value (the "Common Stock") for issuance pursuant to the exercise of options under the Company's Non-Qualified Stock Option Plan. The contents of the original Registration Statement on Form S-8 filed in connection with the Company's Non-Qualified Stock Option Plan (Registration No. 333-57360, filed on March 21, 2001) are incorporated herein by reference.

Item 8. Exhibits.
Exhibit Number	Description
4.1	Non-Qualified Stock Option Plan, as amended (filed herewith)
10.2 *	Form of Stock Option Agreement
5	Opinion of Counsel regarding legality (filed herewith);
23.1	Consent of Independent Public Accountant (filed herewith);
23.2	Consent of Counsel (see Exhibit 5);
24	Power of Attorney (included on signature page).

* Incorporated by reference to BusinessWay International Corporation's Registration Statement on Form S-8 filed with the Commission on March 21, 2001 (Registration No. 333-57360).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint-Laurent, Quebec, Canada on June 17, 2002.

BUSINESSWAY INTERNATIONAL CORPORATION

/s/ Faris Heddo

By: Faris Heddo

Its: President

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Saint-Laurent, Quebec, Canada on June 17, 2002.

BUSINESSWAY INTERNATIONAL CORPORATION NON-QUALIFIED STOCK OPTION PLAN

/s/ Faris Heddo

By: Faris Heddo

Its: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Faris Heddo, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Faris Heddo Faris Heddo	President, CEO and Director	June 14, 2002
/s/ Michele Scott Michele Scott	Secretary, Chief Financial Officer, and Director	June 14, 2002
/s/ Fabrice Zambito Fabrice Zambito	Chairman and Director	June 14, 2002

EXHIBIT INDEX
Exhibit Number	Description
4.1	Non-Qualified Stock Option Plan, as amended (filed herewith)
10.2 *	Form of Stock Option Agreement
5	Opinion of Counsel regarding legality (filed herewith);
23.1	Consent of Independent Public Accountant (filed herewith);
23.2	Consent of Counsel (see Exhibit 5);
24	Power of Attorney (included on signature page).

* Incorporated by reference to BusinessWay International Corporation's Registration Statement on Form S-8 filed with the Commission on March 21, 2001 (Registration No. 333-57360).